CONSENT AUTHORIZING USE OF PREVIOUSLY-FILED LEGAL OPINION
                FOR NEUBERGER BERMAN INCOME FUNDS ("REGISTRANT")



In connection with Pre-Effective Amendment No. 1 to Registrant's Registration Statement on Form N-14 (File Nos. 002-85229 and 811-3802) to be filed with the Securities and Exchange Commission on or about July 31, 2000, we hereby consent to the continued use of the Opinion and Consent of Kirkpatrick & Lockhart LLP on Securities Matters with respect to Neuberger Berman Income Funds, previously filed in Registrant's Registration Statement on Form N-14 on June 26, 2000 (File Nos. 002-85229 and 811-3802). We further consent to the filing of this consent in connection with Pre-Effective Amendment No. 1 to Registrant's Registration Statement on Form N-14.

                                          Sincerely,



                                          /s/  KIRKPATRICK & LOCKHART LLP
                                          --------------------------------
                                          KIRKPATRICK & LOCKHART LLP